Exhibit 10.3

BACKSTOP AGREEMENT

This Backstop Agreement (the “Agreement”) is made as of 3 May 2023 by and between Welsbach Technology Metals Acquisition Corp. (the “Company”) and Welsbach Holdings Pte Ltd (“WHPL”).

WHEREAS, the Company has determined to pay outstanding invoices to its service providers and to fund a loan to Welsbach Acquisition Holdings LLC (“Sponsor”) using the Company’s restricted cash (“Use of Restricted Cash”);

WHEREAS, WHPL has committed (the “Backstop Commitment”) to guarantee and fund any Use of Restricted Cash that is not replenished back to its Original Restricted Cash Level by Closing Date; and;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Backstop:

(a) Backstop. Pursuant to the terms and subject to the conditions of this Agreement, in connection with the Company’s Use of Restricted Cash, WHPL hereby commits to the Company to guarantee and fund any Use of Restricted Cash that is not replenished back to its Original Restricted Cash Level by 30 September 2023 (“Closing Date”). The original restricted cash level pursuant to the Company’s Q1 2023 10-Q filing is $213,182 (“Original Restricted Cash Level”).

2.	Closing:

(a) Closing. On the Closing Date, there will be an assessment of Use of Restricted Cash that is not yet replenished back to its Original Restricted Cash Level (“Closing Assessment”). For the avoidance of doubt, the Closing Assessment will rely on the following formula:

Company’s Cash Balance at Closing Date – Original Restricted Cash Level = Cash Surplus or Cash Deficit

If the result of the above formula is Cash Surplus, then the result of the Closing Assessment is the Company has fully replenished its Use of Restricted Cash back to its Original Restricted Cash Level.

If the result of the above formula is Cash Deficit, then the result of the Closing Assessment is the Company’s has outstanding Use of Restricted Cash that is not yet replenished back to its Original Restricted Cash Level and that the Cash Deficit itself shall be guaranteed and funded by WHPL (“Outstanding Amount”)

(i) If the result of the Closing Assessment indicates that there is Outstanding Amount, then the WHPL shall fund this Outstanding Amount to the Company in form of loan which will be further documented by a loan agreement. The loan agreement shall specify that the loan is non-repayable by the Company to WHPL. Upon the funding of Outstanding Amount by WHPL to the Company, the parties’ obligation to this Backstop Agreement is fully released.

(ii) If the result of the Closing Assessment indicates that there is no Outstanding Amount, then WHPL does not have any obligation to guarantee or fund the Company and that the parties’ obligation to the Backstop Agreement is fully released.

3.	Representations and Warranties.

(a) Representations and Warranties of the Company. The Company hereby represents and warrants to WHPL as of the date of the Agreement as follows:

(i) Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted, and all requisite corporate power and authority to carry out the transactions contemplated by this Agreement.

(ii) Authorization; No Breach; Compliance with Laws. The execution, delivery and performance of this Agreement and any other agreement contemplated hereby to which the Company is a party have been duly authorized by the Company. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Company or (iii) result in any violation of any statute, including, without limitation, the Delaware General Corporation Law, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets. No consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

(b) Representations and Warranties of WHPL. WHPL hereby represents and warrants to the Company as of the date of the Agreement as follows:

(i) Organization and Corporate Power. WHPL is a corporation duly organized, validly existing and in good standing under the laws of Singapore and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. WHPL has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted, and all requisite corporate power and authority to carry out the transactions contemplated by this Agreement.

(ii) Authorization; No Breach; Compliance with Laws. The execution, delivery and performance of this Agreement and any other agreement contemplated hereby to which WHPL is a party have been duly authorized by WHPL. The execution, delivery and performance of this Agreement by WHPL and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which WHPL is a party or by which WHPL is bound or to which any of the property or assets of WHPL is subject, (ii) result in any violation of the provisions of the charter or by-laws of WHPL or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over WHPL or any of its properties or assets. No consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by WHPL and the consummation of the transactions contemplated hereby.

4.	Miscellaneous Provisions.

(a) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any party without the prior written consent of the other party.

(b) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(d) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the parties hereto.

(e) Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

(f) Submission to Jurisdiction. The parties hereto irrevocably submit to the exclusive jurisdiction of the united states district court for the southern district of New York, the supreme court of the State of New York and the Federal Courts of the United States Of America located in the State of New York in New York County solely in respect of the interpretation and enforcement of the provisions of this Agreement and the documents referred to in this Agreement and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for interpretation or enforcement hereof or any such document that is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action, suit or proceeding shall be heard and determined by such a New York State or Federal Court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with such action, suit or proceeding in the manner provided in section or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

(g) Jury Trial Waiver. Each party acknowledges and agrees that any controversy which may arise under this Agreement or the transactions contemplated hereby is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; (ii) such party understands and has considered the implications of the foregoing waiver; (iii) such party makes the foregoing waiver voluntarily and (iv) such party has been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this section.

(h) Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(i) Counterparts; Manner of Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(j) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(k) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.

(l) Expenses. Each of the Company and WHPL shall bear such party’s respective expenses and legal fees incurred with respect to the negotiation, execution and delivery of this Agreement and the transactions contemplated herein.

(m) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

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The parties have executed this Backstop Agreement as of the date first noted above.

COMPANY:

Welsbach Technology Metals Acquisition Corp

By:	/s/ Daniel Mamadou
	Name:	Daniel Mamadou
	Title:	CEO

E-mail:	daniel@welsbach.sg

Address:	160 S Craig Place
Lombard, Illinois 60148

SIGNATURE PAGE TO
BACKSTOP AGREEMENT

The parties have executed this Backstop Agreement as of the date first noted above.

Welsbach Holdings Pte Ltd:

By:	/s/ Christopher Clower
	Name:	Christopher Clower
	Title:	COO

E-mail:	chris@welsbach.sg

Address:	Level 21, Centennial Tower 3 Temasek Avenue Singapore 039190

SIGNATURE PAGE TO
BACKSTOP AGREEMENT